PRESS RELEASE

UNITED COMMUNITY BANCORP
ANNOUNCES ANNUAL MEETING DATE

Lawrenceburg, Indiana – September 12, 2014 – United Community Bancorp (Nasdaq: “UCBA”) announced today that the United Community Bancorp Annual Meeting of Stockholders will be held at 12:00 p.m., local time, on Thursday, November 20, 2014 at the Dearborn Adult Center, 311 W. Tate Street, Lawrenceburg, Indiana.

United Community Bancorp is the holding company of United Community Bank, headquartered in Lawrenceburg, Indiana.  The Bank currently operates eight offices in Dearborn County and Ripley County, Indiana.

Contact:	United Community Bancorp E. G. McLaughlin, President and Chief Executive Officer (812) 537-4822